UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.	Results of Operations and Financial Condition

On January 5, 2012, Destination Maternity Corporation (the “Company”) issued a press release announcing its sales results for the first quarter ended December 31, 2011. In the release, the Company also provided updated guidance information related to earnings for its quarter ended December 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The disclosure in this Current Report, including in the Exhibit attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 5.02.	Compensatory Arrangements of Certain Officers

On December 29, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company established the performance goals for the award of performance-based restricted stock units (“RSUs”) under the Amended and Restated Destination Maternity Corporation 2005 Equity Incentive Plan (the “EIP”) for each of Edward M. Krell, the Company’s Chief Executive Officer, Christopher F. Daniel, the Company’s President, Judd P. Tirnauer, the Company’s Executive Vice President & Chief Financial Officer, and Ronald J. Masciantonio, the Company’s Executive Vice President & General Counsel (each, an “Executive”). The RSUs earned by an Executive, if any, will be based on the Company’s cumulative operating income, as reflected in the Company’s financials (“Operating Income”), with respect to the Company’s 2012 fiscal year through and including the Company’s 2014 fiscal year (the “Performance Period”) and will generally be further contingent on the Executive’s continued employment with the Company through the date on which the shares in respect of these RSUs, if any, are issued following the end of the Performance Period.

For this purpose, the Committee determined that Operating Income will be adjusted to exclude: (i) any changes to accounting principles that become effective during the Performance Period; (ii) any expenses incurred by the Company in connection with certain extraordinary, unusual or infrequently occurring events reported in the Company’s public filings; (iii) gain or loss from the early extinguishment, redemption, or repurchase of debt; and (iv) gain or loss from all litigation and insurance claims and recoveries.

The following levels of cumulative Operating Income over the Performance Period will be used to determine the threshold, target and maximum RSUs earned by an Executive:

The Company’s Cumulative Operating Income over the Performance Period
Threshold Level	Target Level	Maximum Level
$120,000,000	$126,000,000	$132,000,000

Nevertheless, regardless of achievement of a given performance level as set forth above, all RSUs will be forfeited if Operating Income for the 2014 fiscal year does not equal or exceed $38,244,000 (which was the Company’s Operating Income in the 2011 fiscal year).

The following table sets forth the threshold, target and maximum RSUs earned by an Executive upon achievement of the above specified levels of cumulative Operating Income:

Executive	Threshold	Target	Maximum
Edward M. Krell	12,500 RSUs	25,000 RSUs	37,500 RSUs
Christopher F. Daniel	2,188 RSUs	4,375 RSUs	6,563 RSUs
Judd P. Tirnauer	2,709 RSUs	5,417 RSUs	8,126 RSUs
Ronald J. Masciantonio	2,134 RSUs	4,267 RSUs	6,401 RSUs

The Committee will interpolate to determine the RSUs earned for all levels of cumulative Operating Income above the Threshold Level but below the Maximum Level.

If a “Change in Control” (as such term is defined in the EIP) occurs during the Performance Period and during the Executive’s employment with the Company, the Executive’s RSUs will be earned at the Target Level (as set forth above). Additionally, if an Executive’s employment with the Company is terminated prior to distribution of shares of Company stock in respect of earned RSUs (i) due to the Executive’s death, (ii) due to the Executive becoming “Disabled” (as such term is defined in the EIP), (iii) by the Company without “Cause” or (iv) by the Executive for “Good Reason” (as such terms are defined in the employment agreement between the Company and the Executive), then notwithstanding such termination of employment, the Executive will receive shares in respect of the number of the RSUs that are otherwise earned at the end of the Performance Period based on the actual performance of the Company, pro-rated for the number of days the Executive was employed during the Performance Period.

Any dividends declared on the shares of Company stock underlying the RSUs will be credited as additional RSUs based on the fair market value of the Company stock on the dividend payment date. Those additional RSUs will be earned, if at all, on the same terms as the original RSUs.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

EX-99.1	Press Release of the Company dated January 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DESTINATION MATERNITY CORPORATION

Date: January 5, 2012	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press Release of the Company dated January 5, 2012.